UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

WM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39021	98-1605615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(844) 933-3627
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	MAPS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MAPSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On August 8, 2024, WM Technology, Inc. (the "Company") announced its financial results for the second quarter ended June 30, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.
The information in Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Director Resignation
On August 2, 2024, Fiona Tan notified WM Technology, Inc. (the “Company”) of her decision to resign as a member of the Company’s board of directors (the “Board”), the Nominating and Corporate Governance Committee of the Board and the Technology Committee of the Board, of which she was the Chairperson, effective September 30, 2024. Ms. Tan’s decision was not based on any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.
Chief Technology Officer Separation Agreement
As previously reported in the Current Report on Form 8-K filed on July 23, 2024, on July 17, 2024, Duncan Grazier, the Chief Technology Officer of the Company, tendered his resignation from his role as Chief Technology Officer, effective July 31, 2024.
On August 7, 2024, Mr. Grazier and the Company entered into a Separation and Release Agreement (the “Separation Agreement”), providing for the terms of Mr. Grazier’s separation from employment with the Company. Under the Separation Agreement, Mr. Grazier will remain employed with the Company on an “at-will” basis with the title of Special Advisor, assisting the Company in the transition of the Chief Technology Officer role through October 31, 2024. In addition, under the Separation Agreement, the Company has agreed to provide Mr. Grazier with the following separation payments and benefits in lieu of any payments or benefits he may otherwise have been entitled to under the terms of his employment agreement: an amount equal to the equivalent of nine months base salary plus 75% of his 2024 target bonus, less any applicable taxes, deductions and withholdings; nine months of paid COBRA premiums (which cease in the event of new coverage with a subsequent employer); and vesting acceleration of 66,086 restricted stock units. The Separation Agreement contains a release of claims, subject to customary exceptions.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated August 8, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2024

WM TECHNOLOGY, INC.

	By:	/s/ Susan Echard
Susan Echard
Interim Chief Financial Officer